SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07:	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders of Westwood Holdings Group, Inc. was held on April 20, 2011 in Dallas, Texas for the purpose of considering and acting upon the following:

(a)	Election of directors. The stockholders elected the following directors to hold office until the next annual meeting or until their respective successors shall have been duly elected and qualified.

Nominee	For	Withheld
Susan M. Byrne	7,168,407	41,516
Brian O. Casey	7,171,088	38,835
Tom C. Davis	7,153,270	56,653
Richard M. Frank	6,930,358	279,565
Robert D. McTeer	6,097,571	1,112,352
Geoffrey Norman	6,929,728	280,195
Martin J. Weiland	7,171,086	38,837
Raymond E. Wooldridge	6,929,528	280,395

(b)	The ratification of Grant Thornton LLP as our independent auditors for the year ending December 31, 2011.

For	Against	Abstain
7,599,925	1,301	1,644

(c)	Approval of amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.

For	Against	Abstain	Broker Non-vote
5,239,245	1,950,592	20,086	392,947

(d)	Non-binding advisory vote on Westwood’s executive compensation.

For	Against	Abstain	Broker Non-vote
6,114,127	151,735	944,061	392,947

(e)	Non-binding advisory vote on the frequency of future advisory votes on Westwood’s executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-vote
1,223,173	5,394	4,270,512	1,710,614	393,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2011

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer